                                                                      Exhibit 11

            VARCO INTERNATIONAL, INC.
            Statement Re Computation of Per Share Earnings

                                                                                Three Months Ended  Twelve Months Ended
                                                                                 December 31 1997     December 31 1997
                                                                                ------------------   ------------------
A.  CALCULATION OF ADJUSTED EARNINGS

    Net Income After Tax                                                              $18,320,000       $49,875,000

                                                       Total Number     Average Number     Stock Option    Shares Used
                                         Number of    of Shares after     of Shares         Equivalent     To Calculate
                                           Days          Weighing        Outstanding          Shares        Diluted EPS
                                       --------------------------------------------------------------------------------
B.  CALCULATION OF AVERAGE SHARES OUTSTANDING

    Common Stock Outstanding from time-to-time during:

    Three Months Ended December 31, 1997     92       5,896,840,904      64,096,097         1,630,513        65,726,610
    Twelve Months Ended December 31, 1997   365       8,668,146,320      63,649,776         1,550,923        65,200,699


C.CALCULATION OF EARNINGS PER SHARE

  Income Per Share =  Net Income After Tax
                      ------------------------
                      Total Shares Outstanding


  Diluted Income Per Share =

    Three Months Ended December 31, 199  18,320,000       =               $0.28
                                       ------------
                                         65,726,610

    Twelve Months Ended December 31, 19  49,875,000       =               $0.76
                                       ------------
                                         65,200,699

  Basic Income Per Share

    Three Months Ended December 31, 199  18,320,000       =               $0.29
                                       ------------
                                         64,096,097

    Twelve Months Ended December 31, 19  49,875,000       =               $0.78
                                       ------------
                                         63,649,776


            VARCO INTERNATIONAL, INC.
            Statement Re Computation of Per Share Earnings

                                                                                  Three Months Ended  Twelve  Months Ended
                                                                                   December 31 1998     December 31 1998
                                                                                  ----------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

  Net Income After Tax                                                                  $10,660,000       $60,338,000

                                                                    Total Number    Average Number     Stock Option     Shares Used
                                                      Number of   of Shares after     of Shares         Equivalent     To Calculate
                                                         Days         Weighing        Outstanding          Shares        Diluted EPS
                                                   --------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

  Common Stock Outstanding from time-to-time during:

    Three Months Ended December 31, 1998                 92        5,946,770,493     64,638,810           703,460        65,342,270
    Twelve Months Ended December 31, 1998               365       23,524,467,433     64,450,596         1,143,823        65,594,419

C. CALCULATION OF EARNINGS PER SHARE

  Income Per Share =  Net Income After Tax
                      ------------------------
                      Total Shares Outstanding

  Diluted Income Per Share =


    Three Months Ended December  31,1998   10,660,000                =          0.16
                                         ------------
                                           65,342,270

    Twelve Months Ended December 31, 1998  60,338,000                =          0.92
                                         ------------
                                           65,594,419

  Basic Income Per Share

    Three Months Ended December 31, 1998   10,660,000                =          0.16
                                         ------------
                                           64,638,810

    Twelve Months Ended December 31, 1998  60,338,000                =          0.94
                                         ------------
                                           64,450,596
